UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2008

                              CASE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-27757
                            (Commission File Number)

                                   33-0529299
                        (IRS Employer Identification No.)

                7720 El Camino Real, Suite 2E, Carlsbad, CA 92008
               (Address of Principal Executive Offices) (Zip Code)

                                  760 804 1449
               Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 Entry Into a Material Definitive Agreement

On June 2, 2008, the Company entered into an Exploration Agreement with Trio Gold Corp to explore 29 gold claims covering 547 acres (the Rodeo Creek property) located at the north end of the Carlin Trend in Elko County, Nevada. Under the terms of the agreement, Case Financial, Inc. is to provide $4,000,000 in funding over the next three years to explore the 29 claims and to issue 1,000,000 shares of its common stock to Trio Gold Corp during the same time period, to earn a 70 percent undivided interest in these claims.

Concurrent with its commitment to Trio Gold, Case Financial management has determined that it will not proceed at this time on a previously announced uranium exploration project in Wyoming as the Company has not been able to validate the ownership of the claims held by its proposed joint venture partner.

ITEM 9.01 Financial Statements and Exhibits

10.17    Exploration Agreement between the Company and Trio Gold Corp
99.1     News Release Issued June 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Case Financial, Inc. Registrant
Date: June 6, 2008

By: /s/ Michael Schaffer
---------------------------------------------
Michael Schaffer
Chief Executive Officer